SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                             (Amendment No. _______)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12


                           OBSIDIAN ENTERPRISES, INC.

                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

[OBSIDIAN ENTERPRISES LETTERHEAD]


                                                                    June 2, 2004



Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Obsidian Enterprises, Inc. to be held at the Company's offices, 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204, on Monday, June 21, 2004, at 10:00 a.m. (local time). To ensure that a quorum will be represented at the meeting, we encourage you to complete, sign, date and return the enclosed proxy card promptly in the enclosed postage prepaid envelope. This will not limit your right to attend the meeting and vote in person.

The enclosed Notice of Annual Meeting and the Proxy Statement cover the business to come before the meeting, which will include the election of directors. We urge you to read these materials carefully.

Your management team has decided not to print a separate annual report but, instead, to use our annual report on Form 10-K for the year ending October 31, 2003, that was filed with the SEC. Utilizing this format allows Obsidian to take advantage of significant cost saving measures, while allowing us to provide you with important information you need in order to cast your vote at the Annual Meeting.

We look forward to meeting our stockholders and welcome the opportunity to discuss the business of your company with you.




                                            /s/ Timothy S. Durham

                                            Timothy S. Durham
                                            Chairman and Chief Executive Officer

[OBSIDIAN ENTERPRISES LETTERHEAD]




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To Our Stockholders:

The Annual Meeting of Stockholders of Obsidian Enterprises, Inc. (the "Company") will be held on Monday, June 21, 2004, 10:00 a.m. (local time), at the Company's offices, 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204, for the purpose of considering and voting upon the following matters:

     1) The election of seven directors to hold office until the 2004 Annual Meeting of Stockholders and until their successors are elected and have qualified.

     2) The ratification of the appointment of McGladrey & Pullen, LLP as the independent auditors of the Company for the fiscal year ending October 31, 2004.

     3) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on May 21, 2004, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement and Proxy.

Even if you plan to attend the meeting, please mail your Proxy promptly so that there may be proper representation at the meeting. You are urged to complete, sign, date and return the enclosed Proxy in the envelope provided. No postage is required if mailed in the United States.


                                    By Order of the Board of Directors



                                    Jeffrey W. Osler
                                    Secretary


June 2, 2004

                                 PROXY STATEMENT

                           OBSIDIAN ENTERPRISES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 21, 2004

This Proxy Statement is furnished to the stockholders of Obsidian Enterprises, Inc., a Delaware corporation (the "Company" or "we"), in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Monday, June 21, 2004, at 10:00 a.m. (local time), and at any adjournment thereof. The meeting will be held at the Company's offices, 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204 (Telephone: 317-237-4122). This Proxy Statement and accompanying form of proxy have been mailed to stockholders on or about June 2, 2004.


                  GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Who can vote at the Annual Meeting?

Only stockholders of record as of the close of business on May 21, 2004 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter. (Effective March 10, 2004, all shares of outstanding series of Preferred Stock were converted into shares of Common Stock.)


How do I vote by proxy?

The enclosed proxy is designed to permit each stockholder of record of the Common Stock on the Record Date to vote at the Annual Meeting. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with the instructions of the stockholders given in the proxies. In the absence of such instructions, the shares represented by proxy will be voted:

     o    "FOR" the election of the seven  nominees for director  (Proposal  1);
          and

     o "FOR" the ratification of the appointment of the independent auditors (Proposal 2).

The named proxies will vote the proxy in their discretion on other matters that may properly come before the meeting. A proxy may be revoked any time before the meeting by delivering to the Company's Secretary a written notice of revocation or a later-dated proxy. A stockholder of record also may revoke a proxy by voting in person at the meeting.


What will the stockholders vote on at the Annual Meeting?

Stockholders will be voting on the following proposals:

     o Election of seven directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and have qualified.

     o Ratification of the appointment of McGladrey & Pullen, LLP as the independent auditors for the Company for the fiscal year ending October 31, 2004.

Management is not aware of any other matters to be presented at the meeting and has not received notice from any stockholders requesting that other matters be considered.


What constitutes a quorum?

A majority of the outstanding shares of the Company entitled to vote at the meeting, present or represented by proxy, constitutes a quorum for the Annual Meeting. As of the Record Date, 2,838,530 shares of Common Stock were issued and outstanding. Thus, a total of 1,419,266 votes will constitute a quorum.


How many votes are required for the election of directors and the other proposals?

The nominees for election as directors of the Company (Proposal 1) named in the Proxy Statement will be elected by a plurality of the votes cast. The affirmative vote of a majority of the votes present, in person or represented by proxy and entitled to vote on the matter, is required to ratify the appointment of the independent auditors (Proposal 2).

Abstentions are counted for purposes of determining the presence or absence of a quorum but are not considered votes cast. Brokerage firms generally have authority to vote customers' shares held in street name for the election of directors and on other matters that are considered "routine." Shares held by brokers in street name and for which the brokers do not have discretion to vote are called "broker non-votes." Abstentions and instructions to withhold authority will result in a nominee for director (Proposal 1) receiving fewer votes but will not count as votes "against" the nominee. Abstentions will have the effect of a vote against the ratification of the independent auditors (Proposal 2) but broker non-votes will have no effect.

The Company's executive officers and directors who hold, or have the power to direct the voting of, shares of Common Stock eligible to vote at the meeting have indicated that they intend to vote for all of the proposals. As of the Record Date, those executive officers and directors held or had the power to direct 2,663,188 (93.8%) of the votes. Therefore, they hold sufficient shares to approve all of the proposals and it is anticipated that all of the proposals will be approved.


                PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The Company's Board of Directors consists of seven members. The members of the Board of Directors are elected to serve one-year terms. Each director serves until the next Annual Meeting of Stockholders or until the director's successor has been elected and has qualified. The following table presents biographical information on the seven nominees.

      The Board of Directors unanimously recommends that the stockholders vote FOR the election of the seven nominees.


--------------------------------------------------------------------------------------------------------------------
                                                BOARD OF DIRECTORS
--------------------------------------------------------------------------------------------------------------------
            Name                Age                    Business Experience and Service as a Director
----------------------------- ---------- ---------------------------------------------------------------------------
Timothy S. Durham                41      Mr. Durham has served as the Chief  Executive  Officer and Chairman of the
                                         Board and as a director of the Company  since June 2001.  He has served as a Managing Member and Chief Executive  Officer of Obsidian Capital Company
                                         LLC, which is the general partner of Obsidian  Capital  Partners LP, since
                                         April  2000.  Beginning  in 1998,  Mr.  Durham  founded and  maintained  a
                                         controlling  interest  in  several  investment  funds,   including  Durham
                                         Capital  Corporation,  Durham  Hitchcock  Whitesell  and Company  LLC, and
                                         Durham  Whitesell & Associates  LLC. From 1991 to 1998,  Mr. Durham served in various  capacities at Carpenter  Industries,  Inc.,  including as Vice
                                         Chairman,  President and Chief Executive  Officer.  Mr. Durham also serves as a  director  of  National  Lampoon,  Inc.  Mr.  Durham  is Mr.  Osler's
                                         brother-in-law.
----------------------------- ---------- ---------------------------------------------------------------------------
Daniel S. Laikin                 42      Mr.  Laikin has  served as a  director  of the  Company  since  September
                                         2001.  Mr. Laikin is Chief  Operating  Officer and a director of National
                                         Lampoon,  Inc. He has been a Managing Member of Fourleaf  Management LLC, a management  company of an  investment  fund that invests in  technology related  entities,  since 1999.  Mr. Laikin served as the Chairman of the
                                         Board of Biltmore Homes from 1993 to 1998.
----------------------------- ---------- ---------------------------------------------------------------------------
D. Scott McKain                  49      Mr.  McKain has been a director of the  Company and Vice  Chairman of the
                                         Board since  September  2001. He has served as the President and Chairman of McKain  Performance  Group  since 1981.  Mr.  McKain also has been the
                                         Vice  Chairman of Durham  Capital  Corporation  since 1999.  From 1983 to
                                         1998, Mr. McKain was a broadcast  journalist and television  commentator.
                                         Mr. McKain also has authored  several books and is a keynote  speaker who presents high content workshops across the nation.
----------------------------- ---------- ---------------------------------------------------------------------------
Jeffrey W. Osler                 35      Mr.  Osler has served as the  Executive  Vice  President,  Secretary  and
                                         Treasurer  and as a director of the Company  since June 2001.  He also is a  Managing  Member of  Obsidian  Capital  Company  LLC and has served as
                                         Senior Vice  President at Durham  Whitesell &  Associates  LLC and Durham
                                         Capital  Corporation  since September 1998. Prior to that time, Mr. Osler served as the General  Manager of Hilton  Head  National  Golf Club.  Mr.
                                         Osler is Mr. Durham's brother-in-law.
----------------------------- ---------- ---------------------------------------------------------------------------
John A. Schmit                   36      John A. Schmit has been a director  since July 2001.  Mr.  Schmit  joined
                                         RENN  Capital  Group,  Inc.  in 1997 and is Vice  President--Investments.
                                         Prior to joining RENN Capital  Group,  Mr. Schmit  practiced law with the law firm of Gibson,  Ochsner & Adkins in Amarillo,  Texas from  September
                                         1992 to September  1994.  Between  August 1994 and May 1996,  Mr.  Schmit
                                         attended   Georgetown   University   where  he  earned  his   L.L.M.   in
                                         International  and Comparative  Law. Mr. Schmit also serves on the Boards of Directors of Gasco Energy, Inc. and CaminoSoft Corporation.
----------------------------- ---------- ---------------------------------------------------------------------------
Terry G. Whitesell               64      Mr.  Whitesell has served as the President  and Chief  Operating  Officer and as a director of the Company  since June 2001.  Prior to that time he co-founded  several entities with Mr. Durham,  including Obsidian Capital
                                         Company,  LLC,  Durham  Hitchcock  Whitesell  and  Company LLC and Durham
                                         Whitesell & Associates  LLC. Mr.  Whitesell also is a Managing  Member of
                                         Obsidian  Capital  Company LLC. From April 1992 until September 1998, Mr.
                                         Whitesell  served as Executive  Vice  President of Carpenter  Industries,
                                         Inc.
----------------------------- ---------- ---------------------------------------------------------------------------


                                       3

--------------------------------------------------------------------------------------------------------------------
                                                BOARD OF DIRECTORS
--------------------------------------------------------------------------------------------------------------------
            Name                Age                    Business Experience and Service as a Director
----------------------------- ---------- ---------------------------------------------------------------------------
D. Bruce Johnston                54      Mr.  Johnston has served as a director of the Company since May 28, 2004, when he was  appointed  by the Board to fill the  vacancy  created by the
                                         resignation  of  a  prior   director.   Mr.   Johnston   currently  is  a
                                         consultant.  He had served as President  and Chief  Executive  Officer of
                                         Gartmore  Global  Investments,  the asset  management  fund subsidiary of
                                         Nationwide  Mutual  Insurance  Company,  from May 2002 to  January  2004.
                                         Prior to May 2002,  he had  served as Senior  Vice  President  of Conseco
                                         Capital Management.
----------------------------- ---------- ---------------------------------------------------------------------------


Each of the nominees has agreed to serve the term for which he has been nominated. It is intended that the proxies solicited by the Board of Directors will be voted for the nominees named above. If any nominee is unable to stand for election, the Board of Directors may designate a substitute nominee or adopt a resolution reducing the number of members on the Board. If a substitute nominee is designated, shares represented by proxy would be voted for the substituted nominee.


Nomination of Directors

The Company's Board of Directors does not have a standing nominating committee. The functions customarily performed by a nominating committee are performed by the Board as a whole. The following directors participated in the nomination of the seven nominees for election at the 2004 Annual Meeting: Timothy S. Durham, Daniel S. Laikin, D. Scott McKain, Jeffrey W. Osler, John A. Schmit and Terry G. Whitesell. The Company values the input of all directors in the nomination process. The Board of Directors believes that, given the relatively small number of members serving on the Board, it is appropriate for the entire Board, rather than a separate committee, to perform the nominating functions.


                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

During fiscal 2003, the Company's Board of Directors held seven meetings. All the Company's directors attended 75% or more of the aggregate of the meetings of the Board of the Company and all committees upon which the Directors served. The Company has two standing committees, the Audit Committee and the Compensation Committee.



                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during the Company's past three fiscal years ended October 31, 2003 by the CEO. (No executive officers of the Company received a salary and bonus for fiscal 2003 in excess of $100,000 so as to require their inclusion in the table.)


------------------------- --------------------------------------------------- -------------------- -----------------
                                                                                   Long-Term
                                         Annual Compensation                  Compensation Awards
------------------------- --------------------------------------------------- -------------------- -----------------
------------------------- ---------- ------------------- -------------------- -------------------- -----------------
                                                                                  Securities
        Name and                                                                  Underlying          All Other
   Principal Position       Year           Salary               Bonus            Options/SARs        Compensation
------------------------- ---------- ------------------- -------------------- -------------------- -----------------
Timothy S. Durham,           2003           $75,000                 $0                  0                   $0
Chief Executive              2002           $75,000                 $0                  0                   $0
Officer(1)                   2001           $27,404                 $0                  0                   $0
------------------------- ---------- ------------------- -------------------- -------------------- -----------------

(1)  Mr. Durham was elected Chief Executive Officer and Chairman of the Board on June 21, 2001.





                      Option/SAR Grants in Last Fiscal Year

No grants were made to the Company's Chief Executive Officer during fiscal 2003 pursuant to the Company's 1999 Stock Option Plan or the Company's 2001 Long Term Incentive Plan.


             Aggregated Option/SAR Exercises in Last Fiscal Year and
                        Fiscal Year-End Option/SAR Values

No options have been granted to the Company's Chief Executive Officer, who is the only person named in the Summary Compensation Table.


                            Compensation of Directors

Directors who are not employees of the Company are entitled to a board meeting attendance fee of $750 plus reimbursement of expenses.


                   Employment and Change of Control Agreements

The Company does not have an employment agreement with its Chief Executive Officer, who is the only person named in the Summary Compensation Table.



                               THE AUDIT COMMITTEE

The Audit Committee members for fiscal 2003 were Mr. John A. Schmit, who served as Chair, and Messrs. Goodhue W. Smith, III and Daniel S. Laikin. The Audit
Committee met four times in fiscal 2003. In addition to the four full meetings of the audit committee, the Chairman of the audit committee discussed with McGladrey & Pullen, LLP their findings and procedures relative to the quarterly reviews performed by McGladrey & Pullen, LLP. These meetings and discussions were designed to facilitate and encourage communication between the Audit Committee and the Company's independent auditors, McGladrey & Pullen, LLP.

The Audit Committee aids management in the establishment and supervision of the Company's financial controls, evaluates the scope of the annual audit, reviews audit results, makes recommendations to the Board regarding the selection of independent auditors, consults with management and the independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs. The members of the Audit Committee are independent as defined by the National Association of Securities Dealers' ("NASD") listing standards. The Company's Board of

Directors adopted a written charter for the Audit Committee in 2001. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement.


                        Audit Committee Financial Expert

The Company's Board of Directors has determined that the three members of the Audit Committee for 2003 and 2004, Daniel S. Laikin, Goodhue W. Smith III, and John A. Schmit, qualified as "audit committee financial experts" as defined by
Item 401(h) of Regulation S-K adopted pursuant to the Securities Exchange Act of 1934, as amended. Mr. Schmit has a degree in Finance and seven years of experience in reading, interpreting and analyzing financial statements in his role as Vice President, Investments for RENN Capital Group, Inc., a registered Investment Adviser. Mr. Laikin and Mr. Smith also have extensive business experience that has involved the review of financial statements. Messrs. Laikin, Smith and Schmit also qualified as "independent" under the criteria applicable to Nasdaq-listed companies (the SEC rules require that we apply either the Nasdaq or exchange definitions of independence even though our securities are not listed on Nasdaq or an exchange). Mr. Smith resigned from the Board effective March 31, 2004, and D. Bruce Johnston has been appointed to the Board and to the Audit Committee to replace Mr. Smith. Mr. Johnston qualifies as independent.


                          REPORT OF THE AUDIT COMMITTEE

This report is being provided to inform stockholders of the Audit Committee's oversight with respect to the Company's financial reporting.

The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements for the year ended October 31, 2003. The Audit Committee also has discussed with the Company's independent auditors, McGladrey & Pullen, LLP, the matters required to be discussed by SAS 61 as amended by SAS 89 and SAS 90 (Codification of Statements on Auditing Standards, AU ss.380). The Audit Committee has received from McGladrey & Pullen, LLP, the written report, the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has reviewed, evaluated and discussed with McGladrey & Pullen, LLP its independence. The Audit Committee also has discussed with management and with McGladrey & Pullen, LLP, such other matters and received such assurances from them as the Audit Committee has deemed appropriate.

In reliance upon the reviews and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2003, that has been filed with the Securities and Exchange Commission.

This Report is submitted by the members of the Audit Committee:

     John A. Schmit
     Goodhue W. Smith, III
     Daniel S. Laikin

                           THE COMPENSATION COMMITTEE

D. Scott McKain, who served as Chair, and John A. Schmit served as the members of the Compensation Committee for fiscal 2003. The Compensation Committee met three times in fiscal 2003. The Committee reviews all salary and employee benefit issues relating to employees and directors of the Company and makes recommendations to the Board regarding the compensation of executive officers. The Compensation Committee also is responsible for the administration of the 1999 Stock Compensation Plan and 2001 Long Term Incentive Plan.


                      REPORT OF THE COMPENSATION COMMITTEE

                                October 31, 2003

Compensation Policies

In connection with the change of control and reorganization of the Company that occurred on June 21, 2001 (the "Reorganization"), Timothy S. Durham became Chief Executive Officer and Chairman of the Board of the Company, replacing the former Chief Executive Officer, who resigned on that date. The other executive officers of the Company also were replaced in the Reorganization. In addition, Mr. Durham and the other new executive officers acquired in the Reorganization beneficial ownership of more than a majority of the voting power of the Company's capital stock.

Given the Reorganization, his beneficial ownership interest and the Company's financial concerns, Mr. Durham recommended to the Compensation Committee that he and the other new executive officers receive only nominal salaries for the 2001 fiscal year and that no bonuses or other incentive compensation packages be approved for fiscal 2001. The Compensation Committee adopted Mr. Durham's recommendations. As a consequence, Mr. Durham's total compensation for the more than four months that he served during the 2001 fiscal year was only $27,404 and none of the other new executive officers received compensation in an amount requiring the compensation to be reported in the Summary Compensation Table.

Mr. Durham made similar recommendations concerning compensation for fiscal 2002 and 2003 as he had made for fiscal 2001 and the Compensation Committee again adopted his recommendations. Consequently, Mr. Durham received a salary of $75,000 and no bonus for fiscal 2003 and none of the other executive officers received compensation in an amount that would require their inclusion in the Summary Compensation Table. The amount of compensation paid to Mr. Durham and the other executive officers was not based on the Company's performance.

This report is submitted by the members of the Compensation Committee:

         D. Scott McKain
         John A. Schmit

                    TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Company subleases its headquarters space from Fair Holdings, Inc. under a sublease with a monthly rental of $4,000. Our Chairman, Mr. Durham, is a director, executive officer and shareholder of Fair Holdings. Prior to the sublease with Fair, the Company sublet space from Obsidian Capital Company and paid $56,000 to Obsidian Capital Company for its space in 2002. Mr. Durham, Mr. Whitesell (our President and Chief Operating Officer) and Mr. Osler (our
Executive Vice President, Secretary and Treasurer) are partners of Obsidian Capital Company.

Fair Holdings, Inc. leased certain computer equipment to one of the Company's subsidiaries, Danzer Industries, Inc. ("Danzer"), under a twelve month lease effective August 1, 2002. The aggregate rental due under the twelve month lease is $8,000.

DW Trailer, a company owned by Messrs. Durham and Whitesell, has leased a forklift to Danzer under a 38 month lease at $1,000 per month.

DC Investments, an entity controlled by Mr. Durham, made a $700,000 subordinated loan to U.S. Rubber in 2002 which bears interest at 15% per annum with principal payable in March 2007.

Fair Holdings has an outstanding loan to the Company of $803,000. The loan bears interest at 15% with principal payable in March 2007.

Fair Holdings has outstanding ten year interest only loans to Obsidian Leasing to finance coaches. The aggregate amount outstanding is $1,588,000. The loans, which are subordinate to bank debt, bear interest at 14%

On October 30, 2002,  the Company  entered into a Memorandum  of Agreement  with
Messrs. Durham and Whitesell pursuant to which a former subsidiary of the company, Champion Trailer, Inc. ("Champion"), agreed to sell all of its assets to an entity to be designated by Messrs. Durham and Whitesell subject to the payment by Messrs. Durham and Whitesell of $1.00 and the assumption by the entity acquiring the assets of all of the liabilities of Champion except for the liability of Champion to Markpoint Equity Growth Fund IV, which was settled by the Company. This transaction closed on January 30, 2003.

On December 17, 2002, Obsidian Leasing sold four coaches to DC Investments Leasing, an entity controlled by Mr. Durham in exchange for DC Investments Leasing's satisfaction of the debt outstanding on such coaches. DC Investments Leasing paid this debt through a refinancing at terms that included a reduction in interest rates. In addition, DC Investments Leasing acquired five additional coaches that were previously to be purchased by us thereby eliminating our existing purchase commitment for the coaches. DC Investments Leasing also entered into a management agreement with one of the Company's subsidiaries, Pyramid Coach, Inc. ("Pyramid"), under which all nine coaches described above will be leased by Pyramid.

On January 3, 2003, Obsidian Leasing refinanced debt due to former shareholders in the amount of $928,000 with Fair Holdings. The terms of that refinancing are further described in Note 8 to the consolidated financial statements, which are included in the Annual Report on Form 10-K, which accompanies this Proxy Statement.

On March 28, 2003, Fair Holdings acquired the line of credit and term debt due to the senior lender of Danzer in the amount of $1,488,000 under an assignment and assumption agreement. The maturity date of the line of credit included in the assignment and assumption agreement was extended to April 2006, increased maximum borrowings under the line of credit from $1 million to $1.5 million and the debt covenants required by the senior lender were waived through the end of the term. All other terms of the assumed notes remain the same.

In October 2003, we received $250,000 in proceeds from the issuance of 14,285 shares of Series D Preferred Stock to Partners under an existing capital contribution agreement further described under "Guarantee of Partners." The proceeds were used to maintain compliance with certain debt covenants with the senior lender of one of the Company's subsidiaries, U.S. Rubber Reclaiming, Inc.

On February 2, 2004, we secured an additional financial commitment from Fair Holdings to provide, as needed, additional borrowings under a line of credit agreement from $8 million to $12 million. The line of credit arrangement expires on January 1, 2007. The line of credit bears interest at 10%.

Management believes that the transactions described in this Item were on terms no less favorable to the Company and its subsidiaries than would have been the case for transactions with unrelated third parties.



         COMMON STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of Common Stock as of May 1, 2004, by (i) all persons known to the Company to be the beneficial owner of five percent or more of the Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each of the Company's other most highly compensated executive officers whose total annual compensation for 2003 based on salary and bonus earned during 2003 exceeded $100,000 (the "named executive officers"); (iv) the current executive officers; and (v) all Company directors and executive officers as a group. This table does not include shares of Common Stock that may be purchased pursuant to options not exercisable within 60 days of the record date. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated. (Share data reflects the 50-for-1 reverse stock split that became effective February 16, 2004, and, to the extent applicable, the conversion into shares of Common Stock of the shares of Series C Preferred Stock and Series D Preferred Stock that became effective March 10, 2004.)

                                             Common Stock
                                             ------------
  Name and Address of            Number of Shares      Percentage of Shares
   Beneficial Owner             Beneficially Owned      Beneficially Owned
   ----------------             ------------------      ------------------
Executive Officers and
Directors:
Timothy S. Durham (1)                2,237,602                78.8%
D. Scott McKain                         16,202                 0.6%
Jeffrey W. Osler (2)                 1,824,036                64.3%
John A. Schmit (3)                     100,640                 3.4%
Terry G. Whitesell (4)               1,945,751                68.5%
Daniel S. Laikin                             0                   0
D. Bruce Johnston(5)                         0                   0
Rick D. Snow(6)                              0                   0
Anthony P. Schlichte(7)                      0                   0

All current officers and
directors as a group (9
persons)                             2,663,188                93.8%
Other 5% Owners:
Fair Holdings, Inc.(8)                 241,039                 8.5%
Huntington Capital
Investment Company (9)                 154,483                 5.4%
Richard W. Snyder(10)                   38,933                 1.4%
--------------
(1) Includes 146,762 shares of Common Stock directly owned by Mr. Durham; 1,807,492 shares of Common Stock over which Mr. Durham shares voting and dispositive power and that may be deemed to be beneficially owned by Mr. Durham due to his position as a managing member of Obsidian Capital Company, LLC, which is the general partner of Obsidian Capital Partners, LP, which directly owns such shares; 41,767 shares held by Diamond Investments, LLC, for which Mr. Durham serves as Managing Member and for which shares Mr. Durham may be deemed to share voting and dispositive power; and 241,039 shares of Common Stock held by Fair Holdings, Inc., over which Mr. Durham shares voting and dispositive power and that may be deemed to be beneficially owned by Mr. Durham due to his position as an executive officer and shareholder of Fair Holdings, which directly owns such shares; and 543 shares of Common Stock over which Mr. Durham shares voting and dispositive power and that may be deemed to be beneficially owned by Mr. Durham due to his position as a managing member of Durham Whitesell and Associates, LLC, which directly owns such shares. The address of Mr. Durham is 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204.

(2) Includes 16,544 shares of Common Stock directly owned by Mr. Osler, and 1,807,492 shares of Common Stock over which Mr. Osler shares voting and dispositive power and that may be deemed to be beneficially owned by Mr. Osler due to his position as a managing member of Obsidian Capital Company, LLC, which is the general partner of Obsidian Capital Partners, LP, which directly owns such shares. The address of Mr. Osler is 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204.

(3) Represents shares that may be acquired pursuant to convertible debentures issued by the Company on July 19, 2001, to Renaissance US Growth Investment Trust PLC ("RUSGIT") and BFSUS Special Opportunities Trust PLC ("BFS") and pursuant to warrants issued on January 24, 2003, and February 9, 2004, in consideration of waivers granted in connection with the convertible debentures. Mr. Schmit is Vice President of RENN Capital Group, Inc., the investment manager of RUSGIT and BFS. Mr. Schmit disclaims beneficial ownership as to the shares beneficially owned by RUSGIT and BFS. The address of Mr. Schmit is 8080 North Central Expressway, Suite 210, Dallas, Texas 75206.

(4) Includes 137,717 shares of Common Stock directly owned by Mr. Whitesell; 1,807,492 shares of Common Stock over which Mr. Whitesell shares voting and dispositive power and that may be deemed to be beneficially owned by Mr. Whitesell due to his position as a managing member of Obsidian Capital Company, LLC, which is the general partner of Obsidian Capital Partners, LP, which directly owns such shares and 543 shares of Common Stock over which Mr. Whitesell shares voting and dispositive power and that may be deemed to be beneficially owned by Mr. Whitesell due to his position as a managing member of Durham Whitesell and Associates, LLC, which directly owns such shares. The address of Mr. Whitesell is 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204.

(5)  Mr. Johnston was appointed to the Board of Directors on May 28, 2004.

(6) Mr. Snow was named Executive Vice President and Chief Financial Officer in April 2003. He continues to serve as Chief Financial Officer for Fair Finance, Inc., a company for which Mr. Durham, the Company's Chairman and Chief Executive Officer, also serves as Chief Executive Officer. Prior to joining Fair Finance, Inc., in 2002, Mr. Snow had served as Senior Manager of Brockman, Coats, Gedelian & Co., a regional accounting firm. Prior to joining Brockman, Coats, Gedelian & Co., he was an accountant with Grant Thornton LLP.

(7) Mr. Schlichte has served as Executive Vice President of Corporate Finance since April 2003. Previously he held vice president and senior lending officer positions at First Indiana Bank.

(8)  Consists of shares of Common Stock directly owned by Fair Holdings, Inc.

(9) Based on the information reported in a Schedule 13G filed with the SEC on August 6, 2001.

(10) Based on the information reported in a Schedule 13D filed with the SEC on September 9, 1996, and as adjusted for the reverse stock split that became effective on February 16, 2004.



                                PERFORMANCE GRAPH

The SEC requires the Company to include in this Proxy Statement a line graph comparing the Company's cumulative five-year total stockholder returns on Common Stock with market and industry returns over the past five years. The following chart (prepared by Standard & Poor's) compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock from October 31, 1998 through October 31, 2003, with the cumulative total return of the Nasdaq U.S. Index and of a peer group of issuers with similar market capitalizations. Because there is an insufficient number of publicly traded companies with businesses comparable to the Company's business, the peer group has been selected on the basis of similar market capitalization rather than on an industry or a line-of-business basis. The comparison assumes $100 was invested immediately prior to such period in Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. Dates on the following chart represent the last day of the indicated fiscal year. The Company paid no dividends during the period.

[Graph omitted]

The peer group consists of the following issuers: 21st Century Holding Co; Arrhythmia Research Technology; Avalon Holdings Corp; Bio Imaging Technologies, Inc.; C-3D Digital, Inc.; Coram Healthcare Corp.; Cubic Energy, Inc.; Elmers Restaurants, Inc.; Emergency Filtration Products, Inc.; Evolve Software, Inc.; IIS Intelligent Information Systems, Ltd.; Knowledgemax Inc.; Merchant Capital Group, Inc; Movie Star, Inc.; Systemone Technologies Inc.; TAT Technologies, Ltd.; Vialink Co.; VLPS Lighting Services International; WTC Industries, Inc.; and Zoom Technologies, Inc.



                                                 INDEXED RETURNS
                           Base                    Years Ending
                          Period
Company Name / Index       Oct98    Oct99     Oct00     Oct01     Oct02    Oct03
OBSIDIAN ENTERPRISES INC    100     70.59    247.06    294.12    305.88   294.12
NASDAQ U.S. INDEX           100    168.76    190.80     95.85     76.06   110.15
PEER GROUP                  100     76.26     74.73     11.53     11.86    25.61



                                   PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

McGladrey & Pullen, LLP served as the Company's independent auditors for fiscal 2003. The Audit Committee of the Board of Directors has selected McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending October 31, 2004. This selection is being presented to the stockholders for their approval at the Annual Meeting. If the stockholders do not approve this selection, the Audit Committee will reconsider its choice. Representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

                  The Audit Committee of the Board of Directors
             recommends that stockholders vote FOR the ratification
         of the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for fiscal year 2004 (Proposal 2).


                             ADDITIONAL INFORMATION

                         INDEPENDENT PUBLIC ACCOUNTANTS

McGladrey & Pullen, LLP ("McGladrey & Pullen") served as the Company's independent auditors for 2003 and 2002. The services performed by McGladrey & Pullen in this capacity included conducting an examination in accordance with generally accepted auditing standards of, and expressing an opinion on, the Company's consolidated financial statements. The Board of Directors has selected McGladrey & Pullen as the independent public accountants for the year ending October 31, 2004.


Audit Fees

McGladrey & Pullen's fees for professional services rendered in connection with the audit and review of Forms 10-Q and all other SEC regulatory filings were $298,806 for the 2003 fiscal year and $290,477 for the 2002 fiscal year. In addition, fees for the audit related services in connection with the Company's Form 8-K filings were $45,513 for the 2002 fiscal year. The Company has paid and is current on all billed fees.


Audit-Related Fees

McGladrey & Pullen's fees for audit-related services rendered in connection with the audit of a subsidiary's defined contribution plan were $7,035 for the 2003 fiscal year and $6,955 for the 2002 fiscal year. All of such fees have been paid.


Tax Fees

McGladrey & Pullen's tax service fees were $685 for fiscal 2003. McGladrey & Pullen did not render any tax compliance advice or planning services for the 2002 fiscal year.

RSM McGladrey, Inc., an affiliate of McGladrey & Pullen had fees of $695 for the preparation of Form 5500 in relation to the subsidiary's defined contribution plan. All such fees have been paid.


All Other Fees

McGladrey & Pullen's fees for the 2003 and 2002 fiscal years related to management advisory services were none and $19,666, respectively. All of such fees have been paid.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Executive officers and directors of the Company and owners of more than 10 percent of the Company's Common Stock are required to file reports of their ownership and changes in their ownership of the Company's Common Stock with the SEC. Copies of these reports also must be furnished to the Company. Based solely on its review of the copies of such forms received by it with respect to its fiscal year ended October 31, 2003, and written representations from certain reporting persons that no other reports were required to those persons, the Company believes that its officers, directors and 10% Shareholders have complied with all Section 16(a) requirements, except that Mr. Schmit was late in reporting the grant of warrants in which he may be deemed to have a beneficial interest, and Mr. Snow and Mr. Schlichte were late in filing Form 3s to report that they had become executive officers.


                                    EXPENSES

In addition to solicitation by mail, proxies may be solicited personally or by telephone or facsimile or electronic mail, by certain directors, officers and employees of the Company, who will not be specially compensated for such solicitation. No solicitation of proxies will be made by paid solicitors. The Company will bear all expenses in connection with the solicitation of proxies.


                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Any stockholder who wishes to have a proposal considered for inclusion in the Company's Proxy Statement for the fiscal 2005 annual meeting of stockholders must submit the proposal in writing so that the Company receives it by February 2, 2005. Proposals should be addressed to the Company's Secretary, 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204. Stockholders who wish to bring proposals before the annual meeting without having the proposals considered for inclusion in the proxy statement must submit the proposals in writing to the Company's Secretary no later than April 18, 2005.


                                  ANNUAL REPORT

The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2003, accompanies this Proxy Statement. The Annual Report includes the audited balance sheets of the Company and its subsidiaries on a consolidated basis for the fiscal years ended October 31, 2003 and 2002, and the audited statements of income and cash flow for the fiscal years ended October 31, 2003, 2002 and 2001, and the report thereon of the independent auditors.


                                  OTHER MATTERS

Management knows of no matters, other than those reported above, that are to be brought before the Annual Meeting. The enclosed proxy confers discretionary authority on the proxies to vote on any other business that may properly come before the meeting. It is the intention of the persons named in the proxy to vote in their discretion on any such matter.

We strongly urge you to complete, sign, date and return the enclosed Proxy at the earliest possible date even if you plan to attend the meeting. If you attend the meeting, you may withdraw your Proxy and vote in person.


Jeffrey W. Osler
Secretary

Indianapolis, Indiana
June 2, 2004

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

The Board of Directors (the "Board") of Danzer Corporation, a New York corporation (the "Company"), approves and adopts the following Audit Committee Charter to specify the composition, roles and responsibilities of the Audit Committee. As used in this Charter, (i) "Company" includes the Company and its subsidiaries unless the context otherwise requires, (ii) "Nasdaq" means the Nasdaq National Market and (iii) "SEC" means the Securities and Exchange Commission.


                                     PURPOSE

The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the accounting, financial reporting and related matters described below.


                                   COMPOSITION

The Audit Committee shall consist of not less than three members, comprised solely of independent directors, each of whom shall not have:

     o been employed by the Company or its affiliates in the current or past three years;

     o accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year, except for board service, retirement plan benefits or non-discretionary compensation;

     o an immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;

     o been a partner, controlling stockholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments, other than those which arise solely from investments in the Company's securities, that exceed five percent of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

     o been employed as an executive of another entity where any of the Company's executives serve on such entity's compensation committee. [Nasdaq 4200(a)(14)]

In addition, each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Moreover, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any comparable experience or background which results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. [Nasdaq 4310(c)(26)(B)(i)] The qualifications required of Audit Committee members shall be interpreted in conformity with Rules 4200(a)(14) and 4310(c)(26)(B) of the Nasdaq Marketplace Rules.

The Chairman of the Audit Committee shall be designated by the Board; provided that if a Chairman is not designated by the Board or present at a meeting, the Audit Committee may designate a Chairman by majority vote of the Audit Committee members then in office.

                           ROLES AND RESPONSIBILITIES

Relationship With the Outside Auditors

The Company's outside auditors are ultimately responsible to the Board and the Audit Committee, as representatives of the Company's stockholders. [Nasdaq 4310(c)(26)(A)(iii)]

The Board and the Audit Committee, as the Company's stockholders representatives, have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for stockholder approval in any proxy statement). [Nasdaq 4310(c)(26)(A)(ii) and (iii)] The Audit Committee also has the authority and responsibility to evaluate and make recommendations to the Board regarding the selection and replacement of outside auditors (or the nomination of the outside auditors to be proposed for stockholder approval in any proxy statement). [Nasdaq 4310(c)(26)(A)(ii) and (iii)]

The Audit Committee has the further authority and responsibility to review the fees charged by the outside auditors, the scope of their engagement and proposed audit approach and to recommend such review or auditing steps as the Audit Committee may consider desirable.

The Audit Committee shall review and confirm the independence of the outside auditors by requiring that the outside auditors submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the outside auditors and its related entities and the Company and its related entities, engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact their objectivity and independence and taking, or recommending, that the Board take appropriate action to oversee the independence of the outside auditors. [Nasdaq 4310(c)(26)(A)(ii)] In addition to disclosing all relationships between the outside auditors and its affiliates and the Company and its affiliates, the outside auditors' formal written statement shall also contain a confirmation that, in the outside auditors' professional judgment, it is independent of the Company within the meaning of the federal securities laws. [Nasdaq 4310(c)(26)(A)(ii) and Independence Standards Board Standard No. 1]

Management is responsible for preparing the Company's financial statements. The Company's outside auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter these traditional responsibilities.


                                INTERNAL CONTROLS

In consultation with management and the outside auditors, the Audit Committee shall consider the Company's significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

The Audit Committee shall consider the extent to which internal control recommendations made by outside auditors have been implemented by management.

The Audit Committee shall request that the outside auditors keep the Audit Committee informed about fraud, illegal acts and deficiencies in internal controls that come to their attention and such other matters as the outside auditors conclude should be brought to the attention of the Audit Committee.

                               FINANCIAL REPORTING

General

The Audit Committee shall review with management and the outside auditors significant accounting and reporting issues applicable to the Company, including recent professional and regulatory pronouncements, and their impact on the financial statements.


Annual Financial Statements

The Audit Committee shall meet with management and the outside auditors to review the annual financial statements and the results of the annual audit prior to the release to the public of the results of operations for each fiscal year. [SEC SK (S) 306(a)(1)]

The Audit Committee shall review the annual financial statements prior to release to the public or filing with the SEC. [SEC SK (S) 306(a)(1)]

The Audit Committee shall consider management's handling of proposed audit adjustments identified by the outside auditors.

The Audit Committee shall discuss with management and the outside auditors any significant changes to the Company's accounting principles, the degree of aggressiveness or conservatism of the accounting principles and underlying estimates used in the preparation of the Company's financial statements, and any items required to be communicated by the outside auditors in accordance with Statement of Auditing Standards ("SAS") No. 61. [SEC SK (S) 306(a)(2) and note 29 to SEC Release 34-42266]

Based on the review and discussions with management and outside auditors contemplated by this Charter, the Audit Committee shall recommend to the Board whether the audited annual financial statements be included in the Company's Form 10-K Annual Report. [SEC SK (S) 306(b)(4)]


Interim Financial Statements

The Audit Committee shall meet with management and the outside auditors to review the interim financial statements and the results of the auditors' review thereof prior to the release to the public of the results for each quarter.

The Audit Committee shall review the quarterly financial statements prior to release to the public or filing with the SEC.


                      COMPLIANCE WITH LAWS AND REGULATIONS

The Audit Committee shall review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation of and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.


                        COMPLIANCE WITH CODES OF CONDUCT

The Audit Committee shall review the program for monitoring compliance with the codes of conduct.

                             OTHER RESPONSIBILITIES

The Audit Committee may meet with the outside auditors, management and any employee seeking to meet with the Audit Committee about any matter within its purview in separate executive sessions to discuss any matters that the Committee or these persons believe should be discussed privately.

The Audit Committee shall review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements.

The Audit Committee shall perform other oversight functions as requested by the Board.


                                  CHARTER SCOPE

The Audit Committee shall review and reassess the adequacy of this Charter at least annually. [Nasdaq 4310(c)(26)(A)]

The Audit Committee shall submit this Charter to the Board for approval, and have the Charter published at least every three years in accordance with the rules of the SEC from time to time in effect. [SEC Schedule 14A Item 7(e)(iv)(A)]


                           REPORTING RESPONSIBILITIES

The Audit Committee shall regularly update the Board about Audit Committee activities and make appropriate recommendations.

The Audit Committee shall annually prepare a report to stockholders as required by SEC rules for inclusion in the Company's proxy statement. [SEC SK (S) 306; SEC Schedule 14A Item 7(e)(3)]


                                    MEETINGS

The Audit Committee shall meet at least four times annually and may meet more frequently as circumstances dictate.

Meetings of the Audit Committee may be in person or by conference call in accordance with the Bylaws of the Company.

Meetings of the Audit Committee shall be held at such time and place, and upon such notice, as the Chairman of the Audit Committee may from time to time determine.

The Chairman of the Audit Committee shall develop the agenda for each meeting and in doing so may consult with management and the outside auditors.

Except as specifically provided in this Charter, the provisions of the Bylaws of the Company with respect to committees of the Board shall apply to the Audit Committee.


                                    AUTHORITY

The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities and shall have direct access to the outside auditors as well as anyone in the Company.

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The Audit Committee shall have the ability to retain, at the Company's  expense, such special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee may from time to time delegate to its Chairman or any of its members the responsibility for any particular matters.

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


                           OBSIDIAN ENTERPRISES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  June 21, 2004

                             THIS PROXY IS SOLICITED
                       ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Terry G. Whitesell and Jeffrey W. Osler, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of Common Stock the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders of Obsidian Enterprises, Inc. (the "Company"), to be held at the Company's offices, 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204, on Monday, June 21, 2004 at 10:00 A.M. (local time), and at any adjournment, postponement or continuation thereof, as follows:

  1. Election of Seven (7) Directors.

     [ ] FOR all nominees listed below (EXCEPT as marked to the contrary below)

          INSTRUCTIONS:  To withhold  authority to vote for any  individual nominee, strike a line through such nominee's name in the following list:

                         Timothy S. Durham      D. Bruce Johnston       Daniel S. Laikin
                         D. Scott McKain        Jeffrey W. Osler        John A. Schmit
                         Terry G. Whitesell

     [ ]  WITHHOLD AUTHORITY to vote for ALL nominees listed above.

  2. Ratification of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending October 31, 2004.
          [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

  3. In their discretion, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

This proxy will be voted as directed. If this proxy card is properly signed and returned but no directions are specified, this proxy will be voted FOR the election of the nominees for director listed above and FOR Proposal 2. This proxy card, if properly executed and delivered in a timely manner, will revoke all prior proxies.


                                    Dated   ____________________________, 2004

                                            ____________________________
                                                    Signature
                                            ____________________________
                                                    Signature

                    Please sign EXACTLY as name or names appear hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.


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